For Immediate Release

February 6, 2019

Cummins Announces Fourth Quarter and Full Year 2018 Results

•	Fourth quarter revenues of $6.1 billion; GAAP[1] Net Income of $579 million

•	EBITDA in the fourth quarter was 14.6 percent of sales; Diluted EPS of $3.63

•	Full year revenues of $23.8 billion; GAAP[1] Net Income of $2.1 billion

•	EBITDA for the full year was 14.6 percent of sales; Diluted EPS of $13.15

•	The company expects full year 2019 revenues to be flat to up 4 percent, EBITDA expected to be in the range of 15.75 to 16.25 percent

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the fourth quarter of 2018.

Fourth quarter revenues of $6.1 billion increased 12 percent from the same quarter in 2017. Increased truck production in North America and stronger demand in global construction and power generation markets drove the majority of the revenue increase. Currency negatively impacted revenues by 2 percent primarily due to a stronger US dollar.

Fourth quarter sales in North America improved by 17 percent while international revenues increased by 6 percent led by growth in Europe, Asia Pacific, and Latin America.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter were $896 million, or 14.6 percent of sales, compared to $769 million or 14.0 percent of sales a year ago, or $808 million and 14.8 percent of sales excluding the impact of tax legislation. Fourth quarter results included EBITDA loss of $58 million related to a write-off of an investment in an electronic logging device or ELD business, and the mark to market impact on assets related to our non-qualified benefit plans.

Net income attributable to Cummins in the fourth quarter was $579 million ($3.63 per diluted share), compared to a net loss of $274 million ($1.65 per diluted share), or $503 million ($3.03 per diluted share) excluding the impact of tax legislation in the fourth quarter of 2017. Fourth quarter results were positively impacted by $25 million in discrete tax items and the impact of tax reform. Excluding these items, net income attributable to Cummins in the fourth quarter was $554 million ($3.48 per diluted share). The tax rate in the fourth quarter was 14.1 percent.

Revenues for the full year were a record $23.8 billion, 16 percent higher than 2017. Revenues in North America increased 19 percent and international sales grew 12 percent, with growth in all major regions.
EBITDA for the year was a record $3.5 billion or 14.6 percent of sales. This compares to $3.0 billion or 14.8 percent of sales in 2017, or $3.1 billion or 15.0 percent of sales excluding the impact of tax legislation.

Net income attributable to Cummins for the full year was $2.1 billion ($13.15 per diluted share), compared to a net income of $999 million ($5.97 per diluted share), or $1.8 billion ($10.62 per diluted share) excluding the impact of tax legislation. The tax rate for the full year was 20.6 percent, or 21.1 percent excluding the favorable impact of discrete tax items.

“I want to thank the more than 60,000 global employees who made our 2018 record sales and profits a reality,” said Chairman and CEO Tom Linebarger. “2019 is a historic year for Cummins as we celebrate the 100th anniversary of our company, and project another record year of financial results. Our financial strength allows us to continue investing and innovating across our broad portfolio of power solutions to remain a global technology leader for the next 100 years while continuing to return significant capital to investors.”

2019 Outlook:

Based on the current forecast, Cummins projects full year 2019 revenues to be flat to up 4 percent, and EBITDA to be in the range of 15.75 to 16.25 percent of sales. The Company expects to return 75 percent of Operating Cash Flow to shareholders in 2019 in the form of dividends and share repurchases.

2018 Highlights:

•	The Company returned $1.9 billion or 78 percent of Operating Cash Flow to shareholders in the form of dividends and share repurchases

•	On International Women’s Day 2018, Cummins launched the Cummins Powers Women program, our commitment to the advancement and prosperity of women and girls around the world

•	Cummins was named to Ethisphere’s 2018 list of World’s Most Ethical Companies for a 11th consecutive year by the Ethisphere Institute

•	DiversityInc named Cummins one of the Top 50 Companies for Diversity for a 12th consecutive year. Cummins ranked No. 12 on the 2018 annual list, which included more than 1,000 participating companies

•	Cummins received the highest ranking possible for its environmental and social performance from Institutional Shareholder Services (ISS), a key source of information for institutional investors

•
Announced the creation of the Electrified Power Business Unit and completed the acquisition of Silicon Valley-based Efficient Drivetrains, Inc. (EDI), which designs and produces hybrid and fully- electric power solutions for commercial vehicle markets, and Johnson Matthey Battery Systems.

Fourth quarter 2018 detail (all comparisons to same period in 2017)

Engine Segment

•	Sales - $2.7 billion, up 18 percent

•	Segment EBITDA - $393 million, or 14.6 percent of sales, compared to $271 million or 11.8 percent of sales

•	On-highway revenues increased 17 percent, and off-highway revenues increased 21 percent primarily due to increased global demand in truck and constructions markets

Distribution Segment

•	Sales - $2.1 billion, up 6 percent

•	Segment EBITDA - $140 million, or 6.8 percent of sales, compared to $123 million or 6.3 percent of sales

•	Revenues in North America increased by 6 percent and international sales grew by 5 percent

•	Strong demand for power generation equipment and growth in parts and service were partially offset by lower demand in oil and gas markets and unfavorable impact of 2 percent from a stronger US dollar

Components Segment

•	Sales - $1.8 billion, up 14 percent

•	Segment EBITDA - $278 million, or 15.7 percent of sales, compared to $214 million or 13.7 percent of sales

•	The Eaton Cummins Automated Transmission joint venture recorded sales of $135 million and an EBITDA loss of $7 million in the fourth quarter

•	Revenues in North America increased by 23 percent, and international sales grew by 3 percent

Power Systems Segment

•	Sales - $1.2 billion, up 9 percent

•	Segment EBITDA - $123 million, or 10.3 percent of sales, compared to $125 million, or 11.3 percent of sales

•	Power generation revenues increased by 13 percent while industrial revenues were flat

Electrified Power Segment

•	Sales - $2 million

•	Segment EBITDA loss - $29 million

1 Generally Accepted Accounting Principles

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel and natural gas engines to hybrid and electric platforms, as well as related technologies, including battery systems, fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins employed 62,610 people committed to powering a more prosperous world as of December 31, 2018. Cummins serves customers in approximately 190 countries and territories through a network of approximately 600 company-owned and independent distributor locations and over 7,600 dealer locations. Cummins earned about $2.1 billion on sales of $23.8 billion in 2018. Press releases can be found on the Web at www.cummins.com. Follow Cummins on Twitter at www.twittter.com/cummins and on YouTube at www.youtube.com/cumminsinc.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA percentage for the full year of 2019. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: the adoption and implementation of global emission standards; the price and availability of energy; the pace of infrastructure development; increasing global competition among our customers; general economic, business and financing conditions; governmental action; changes in our customers’ business strategies; competitor pricing activity; expense volatility; labor relations; and (i) a sustained slowdown or significant downturn in our markets; (ii) our truck manufacturing and OEM customers discontinuing outsourcing their engine needs; (iii) the development of new technologies; (iv) the discovery of any significant additional problems with our engine platforms or aftertreatment systems in North America; (v) performance or safety-related recalls; (vi) policy changes impacting international trade; (vii) the United Kingdom’s decision to end its membership in the European Union; (viii) lower than anticipated market acceptance of our new or existing products or services; (ix) a slowdown in infrastructure development and/or depressed commodity prices; (x) vulnerability to supply chain shortages from single-sourced suppliers; (xi) potential security breaches or other disruptions to our information technology systems and data security; (xii) financial distress or a change-in-control of one of our large truck OEM customers; (xiii) our reliance on significant earnings from investees that we do not directly control; (xiv) our pursuit of strategic acquisitions and divestitures; and (xv) other risks detailed from time to time in our Securities and Exchange Commission filings, including particularly in the Risk Factors section of our 2017 Annual Report on Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release, and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

We believe net income and diluted earnings per share attributable to Cummins Inc. excluding Tax Legislation and other discrete tax items is a useful measure of our operating performance without regard to Tax Legislation and discrete tax adjustments. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (a)

	Three months ended December 31,
In millions, except per share amounts	2018	2017
NET SALES	$6,126	$5,476
Cost of sales	4,580	4,100
GROSS MARGIN	1,546	1,376
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	643	643
Research, development and engineering expenses	244	208
Equity, royalty and interest income from investees	79	56
Other operating income (expense), net	(7)	5
OPERATING INCOME	731	586
Interest income	9	7
Interest expense	32	24
Other income, net	2	27
INCOME BEFORE INCOME TAXES	710	596
Income tax expense	100	905
CONSOLIDATED NET INCOME (LOSS)	610	(309)
Less: Net income (loss) attributable to noncontrolling interests	31	(35)
NET INCOME (LOSS) ATTRIBUTABLE TO CUMMINS INC.	$579	$(274)

EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$3.65	$(1.66)
Diluted	$3.63	$(1.65)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	158.7	165.4
Diluted	159.3	166.2

CASH DIVIDENDS DECLARED PER COMMON SHARE	$1.14	$1.08

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (a)

	Years ended December 31,
In millions, except per share amounts	2018	2017
NET SALES	$23,771	$20,428
Cost of sales	18,034	15,328
GROSS MARGIN	5,737	5,100
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	2,437	2,429
Research, development and engineering expenses	902	754
Equity, royalty and interest income from investees	394	357
Other operating income (expense), net	(6)	60
OPERATING INCOME	2,786	2,334
Interest income	35	18
Interest expense	114	81
Other income, net	46	94
INCOME BEFORE INCOME TAXES	2,753	2,365
Income tax expense	566	1,371
CONSOLIDATED NET INCOME	2,187	994
Less: Net income (loss) attributable to noncontrolling interests	46	(5)
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$2,141	$999

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$13.20	$5.99
Diluted	$13.15	$5.97

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	162.2	166.6
Diluted	162.8	167.3

CASH DIVIDENDS DECLARED PER COMMON SHARE	$4.44	$4.21

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	December 31,
In millions, except par value	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$1,303	$1,369
Marketable securities	222	198
Total cash, cash equivalents and marketable securities	1,525	1,567
Accounts and notes receivable, net	3,866	3,618
Inventories	3,759	3,166
Prepaid expenses and other current assets	668	577
Total current assets	9,818	8,928
Long-term assets
Property, plant and equipment, net	4,096	3,927
Investments and advances related to equity method investees	1,222	1,156
Goodwill	1,126	1,082
Other intangible assets, net	909	973
Pension assets	929	1,043
Other assets	962	966
Total assets	$19,062	$18,075

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$2,822	$2,579
Loans payable	54	57
Commercial paper	780	298
Accrued compensation, benefits and retirement costs	679	811
Current portion of accrued product warranty	654	454
Current portion of deferred revenue	498	500
Other accrued expenses	852	915
Current maturities of long-term debt	45	63
Total current liabilities	6,384	5,677
Long-term liabilities
Long-term debt	1,597	1,588
Pensions and other postretirement benefits	532	619
Accrued product warranty	740	466
Deferred revenue	658	604
Other liabilities	892	957
Total liabilities	$10,803	$9,911

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.4 and 222.4 shares issued	$2,271	$2,210
Retained earnings	12,917	11,464
Treasury stock, at cost, 64.4 and 56.7 shares	(6,028)	(4,905)
Common stock held by employee benefits trust, at cost, 0.4 and 0.5 shares	(5)	(7)
Accumulated other comprehensive loss	(1,807)	(1,503)
Total Cummins Inc. shareholders’ equity	7,348	7,259
Noncontrolling interests	911	905
Total equity	$8,259	$8,164
Total liabilities and equity	$19,062	$18,075

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Years ended December 31,
In millions	2018	2017
NET CASH PROVIDED BY OPERATING ACTIVITIES	$2,378	$2,277

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(709)	(506)
Investments in internal use software	(75)	(81)
Proceeds from disposals of property, plant and equipment	20	110
Investments in and advances to equity investees	(37)	(66)
Acquisitions of businesses, net of cash acquired	(70)	(662)
Investments in marketable securities—acquisitions	(368)	(194)
Investments in marketable securities—liquidations	331	266
Cash flows from derivatives not designated as hedges	(102)	76
Other, net	36	5
Net cash used in investing activities	(974)	(1,052)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	36	6
Net borrowings of commercial paper	482	86
Payments on borrowings and capital lease obligations	(62)	(60)
Net borrowings under short-term credit agreements	1	12
Distributions to noncontrolling interests	(30)	(29)
Dividend payments on common stock	(718)	(701)
Repurchases of common stock	(1,140)	(451)
Other, net	31	63
Net cash used in financing activities	(1,400)	(1,074)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(70)	98
Net (decrease) increase in cash and cash equivalents	(66)	249
Cash and cash equivalents at beginning of year	1,369	1,120
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,303	$1,369

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	In millions	Engine	Distribution	Components (1)	Power Systems	Electrified Power (2)	Total Segments	Intersegment Eliminations (3)	Total
	Three months ended December 31, 2018
	External sales	$2,057	$2,045	$1,319	$703	$2	$6,126	$—	$6,126
	Intersegment sales	641	5	453	496	—	1,595	(1,595)	—
	Total sales	2,698	2,050	1,772	1,199	2	7,721	(1,595)	6,126
	Research, development and engineering expenses	82	5	77	56	24	244	—	244
	Equity, royalty and interest income from investees	49	13	12	5	—	79	—	79
	Interest income	3	4	1	1	—	9	—	9
	Segment EBITDA	393	140	278	123	(29)	905	(9)	896
	Depreciation and amortization (4)	48	28	48	28	2	154	—	154

	EBITDA as a percentage of total sales	14.6%	6.8%	15.7%	10.3%	NM	11.7%		14.6%

	Three months ended December 31, 2017
	External sales	$1,710	$1,928	$1,180	$658	$—	$5,476	$—	$5,476
	Intersegment sales	577	10	378	445	—	1,410	(1,410)	—
	Total sales	2,287	1,938	1,558	1,103	—	6,886	(1,410)	5,476
	Research, development and engineering expenses	80	5	70	53	—	208	—	208
	Equity, royalty and interest income from investees (5)	33	9	—	14	—	56	—	56
	Interest income	2	2	2	1	—	7	—	7
	Segment EBITDA	271	123	214	125	—	733	36	769
	Depreciation and amortization (4)	47	26	46	30	—	149	—	149

	EBITDA as a percentage of total sales	11.8%	6.3%	13.7%	11.3%	—%	10.6%		14.0%

"NM" - not meaningful information
(1)	Includes Eaton Cummins Transmission Technologies joint venture consolidated during the third quarter of 2017.
(2)	We formed the Electrified Power segment, effective January 1, 2018, which designs, manufactures, sells and supports electrified power systems ranging from fully electric to hybrid.
(3)
Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended December 31, 2018 and 2017.

(4)
Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Income as "Interest expense." A portion of depreciation expense is included in "Research, development and engineering expense."

(5)
U.S. tax legislation passed in December 2017 decreased our equity earnings at certain equity investees, negatively impacting our equity, royalty and interest income from investees by $23 million, $4 million and $12 million for the Engine, Distribution and Components segments, respectively.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	In millions	Engine	Distribution	Components (1)	Power Systems	Electrified Power (2)	Total Segments	Intersegment Eliminations (3)	Total
	Year ended December 31, 2018
	External sales	$8,002	$7,807	$5,331	$2,625	$6	$23,771	$—	$23,771
	Intersegment sales	2,564	21	1,835	2,001	1	6,422	(6,422)	—
	Total sales	10,566	7,828	7,166	4,626	7	30,193	(6,422)	23,771
	Research, development and engineering expenses	311	20	272	230	69	902	—	902
	Equity, royalty and interest income from investees	238	46	54	56	—	394	—	394
	Interest income	11	13	5	6	—	35	—	35
	Segment EBITDA	1,446	563	1,030	614	(90)	3,563	(87)	3,476
	Depreciation and amortization (4)	190	109	185	119	6	609	—	609

	EBITDA as a percentage of total sales	13.7%	7.2%	14.4%	13.3%	NM	11.8%		14.6%

	Year ended December 31, 2017
	External sales	$6,661	$7,029	$4,363	$2,375	$—	$20,428	$—	$20,428
	Intersegment sales	2,292	29	1,526	1,683	—	5,530	(5,530)	—
	Total sales	8,953	7,058	5,889	4,058	—	25,958	(5,530)	20,428
	Research, development and engineering expenses	280	19	241	214	—	754	—	754
	Equity, royalty and interest income from investees (5)	219	44	40	54	—	357	—	357
	Interest income	6	6	3	3	—	18	—	18
	Segment EBITDA	1,143	500	917	411	—	2,971	55	3,026
	Depreciation and amortization (4)	184	116	163	117	—	580	—	580

	EBITDA as a percentage of total sales	12.8%	7.1%	15.6%	10.1%	—%	11.4%		14.8%

"NM" - not meaningful information
(1)	Includes Eaton Cummins Transmission Technologies joint venture consolidated during the third quarter of 2017.
(2)	We formed the Electrified Power segment, effective January 1, 2018, which designs, manufactures, sells and supports electrified power systems ranging from fully electric to hybrid.
(3)
Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the years ended December 31, 2018 and 2017.

(4)
Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Income as "Interest expense." The amortization of debt discount and deferred costs was $2 million and $3 million for the years ended December 31, 2018 and 2017, respectively. A portion of depreciation expense is included in "Research, development and engineering expense."

(5)
U.S. tax legislation passed in December 2017 decreased our equity earnings at certain equity investees, negatively impacting our equity, royalty and interest income from investees by $23 million, $4 million and $12 million for the Engine, Distribution and Components segments, respectively.

CUMMINS INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Income is shown in the table below:

	Three months ended December 31,		Years ended December 31,
In millions	2018	2017	2018	2017
Total EBITDA	$896	$769	$3,476	$3,026
Less:
Depreciation and amortization	154	149	609	580
Interest expense	32	24	114	81
Income before income taxes	$710	$596	$2,753	$2,365

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Income for the reporting periods was as follows:

	Three months ended December 31,			Years ended December 31,
In millions	2018	2017		2018	2017
Manufacturing entities
Dongfeng Cummins Engine Company, Ltd.	$11	$17		$58	$73
Beijing Foton Cummins Engine Co., Ltd.	9	15		72	94
Chongqing Cummins Engine Company, Ltd.	8	11		51	41
Cummins Westport, Inc.	8	—	(1)	28	9	(1)
Tata Cummins, Ltd.	4	(12)	(1)	14	(7)	(1)
Dongfeng Cummins Emission Solutions Co., Ltd.	3	3		14	13
All other manufacturers	14	2	(1)	73	56	(1)
Distribution entities
Komatsu Cummins Chile, Ltda.	8	7		26	30
All other distributors	—	—		—	(1)
Cummins share of net income	65	43		336	308
Royalty and interest income	14	13		58	49
Equity, royalty and interest income from investees	$79	$56		$394	$357
___________________________________________________________
(1) U.S. tax legislation passed in December 2017 decreased our equity earnings at certain equity investees, including a $7 million unfavorable impact to Cummins Westport, Inc. due to the remeasurement of deferred taxes and $15 million unfavorable impact to Tata Cummins, Ltd. and a $17 million unfavorable impact to "All other manufacturers" due to withholding tax adjustments on foreign earnings.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

INCOME TAXES

Our effective tax rates for the three months and the year ended December 31, 2018, were 14.1 percent and 20.6 percent, respectively.
The three months ended December 31, 2018, contained $51 million, or $0.32 per share, of favorable net discrete tax items, primarily due to $36 million of favorable discrete tax items related to the 2017 Tax Cuts and Jobs Act (Tax Legislation) and $15 million of other favorable discrete tax items. The year ended December 31, 2018, contained $14 million, or $0.09 per share, of favorable net discrete tax items, primarily due to $26 million of other favorable discrete tax items, partially offset by $12 million of unfavorable discrete tax items related to the 2017 Tax Legislation.
On December 22, 2017, the U.S. enacted Tax Legislation which, among other things, changed the U.S. statutory rate to 21 percent effective January 1, 2018. The impact of the Tax Legislation resulted in a net incremental charge to our 2017 Condensed Consolidated Statements of Income of $777 million. The 2018 charges reflect final adjustments and subsequent guidance issued by the Internal Revenue Service. The components of the 2018 and 2017 charges were as follows:

	Impact of Tax Legislation
	Three months ended December 31,		Years ended December 31,
In millions	2018	2017	2018	2017
Income tax (benefit) expense	$(36)	$781	$12	$781
Decrease in equity, royalty and other income from investees	—	39	3	39
Decrease (increase) in income attributable to noncontrolling interests(1)	26	(43)	24	(43)
Net impact of Tax Legislation (benefit) expense	$(10)	$777	$39	$777
_____________________________________________________
(1) Noncontrolling interest was adjusted for withholding taxes on foreign earnings which changed the income eliminated for Cummins ownership interest attributable to Cummins India, Ltd.
The effective tax rates for the three months and year ended December 31, 2017, were 151.8 percent and 58.0 percent, respectively.
The change in the effective tax rate for the three months and year ended, December 31, 2018, versus the comparable periods in 2017, was primarily due to lower U.S. tax rates in 2018 associated with Tax Legislation and the significant 2017 Tax Legislation expenses in 2017.
We expect our 2019 effective tax rate to be 21.5 percent, excluding any discrete tax items.

PENSIONS AND OTHER POSTRETIREMENT BENEFITS

On January 1, 2018, we retroactively adopted the new accounting standard related to the presentation of pension and other postretirement benefit costs, which resulted in the adjustment of prior period balances in the Condensed Consolidated Statements of Income by the following amounts:

	Favorable / (Unfavorable)
	2017					2016
In millions	Q1	Q2	Q3	Q4	Total	Total
Cost of sales	$4	$2	$2	$2	$10	$6
Selling, general and administrative expenses	(10)	(10)	(9)	(10)	(39)	(53)
Research, development and engineering expenses	—	(1)	—	(1)	(2)	(1)
Total change in operating income	(6)	(9)	(7)	(9)	(31)	(48)
Other non operating income, net	6	9	7	9	31	48
Total change in income before income taxes	$—	$—	$—	$—	$—	$—

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, noncontrolling interests, depreciation and amortization (EBITDA)

Effective January 1, 2018, we use EBITDA as a primary basis for the Chief Operating Decision Maker to evaluate the performance of each of our operating segments and our consolidated results. It is also a component in measuring our variable compensation programs. We believe EBITDA is a useful measure for our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard for financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. Our 2017 and 2016 EBITDA measures, as restated, were as follows:

In millions	Engine	Distribution	Components	Power Systems	Total Segment	Intersegment Eliminations	Total
2017
Q1	$273	$130	$216	$85	$704	$1	$705
Q2	323	127	228	90	768	(4)	764
Q3	276	120	259	111	766	22	788
Q4	271	123	214	125	733	36	769
2017 Total	$1,143	$500	$917	$411	$2,971	$55	$3,026

2016 Total	$849	$508	$774	$378	$2,509	$17	$2,526

EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended December 31,		Years ended December 31,
In millions	2018	2017	2018	2017
Net income (loss) attributable to Cummins Inc.	$579	$(274)	$2,141	$999

Net income (loss) attributable to Cummins Inc. as a percentage of net sales	9.5%	(5.0)%	9.0%	4.9%

Add:
Net income (loss) attributable to noncontrolling interests	31	(35)	46	(5)
Consolidated net income (loss)	610	(309)	2,187	994

Add:
Interest expense	32	24	114	81
Income tax expense	100	905	566	1,371
Depreciation and amortization	154	149	609	580
EBITDA	$896	$769	$3,476	$3,026

EBITDA as a percentage of net sales	14.6%	14.0%	14.6%	14.8%

Add:
Engine system campaign charge	—	—	368	—
Impact of tax legislation on equity investees	—	39	3	39
EBITDA, excluding impact of engine system campaign charge and tax legislation on equity investees	$896	$808	$3,847	$3,065

EBITDA, excluding engine system campaign charge and tax legislation on equity investees, as a percentage of net sales	14.6%	14.8%	16.2%	15.0%

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Net income and diluted earnings per share (EPS) attributable to Cummins Inc. excluding Tax Legislation and other discrete tax items

We believe these are useful measures of our operating performance for the periods presented as they illustrate our operating performance without regard to Tax Legislation and other discrete tax adjustments. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles net income and diluted EPS attributable to Cummins Inc. to net income and diluted EPS attributable to Cummins Inc. excluding Tax Legislation and other discrete tax items for the following periods:

	Three months ended December 31,
	2018		2017
In millions, except per share amounts	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income (loss) and diluted EPS attributable to Cummins Inc.	$579	$3.63	$(274)	$(1.65)
Tax Legislation discrete items	(36)	(0.23)	781	4.70
Other discrete tax items	(15)	(0.09)	—	—
Other non-tax provision Tax Legislation impacts (1)	26	0.17	(4)	(0.02)
Net income and diluted EPS attributable to Cummins Inc. excluding Tax Legislation and other discrete tax items	$554	$3.48	$503	$3.03

	Years ended December 31,
	2018		2017
In millions, except per share amounts	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income and diluted EPS attributable to Cummins Inc.	$2,141	$13.15	$999	$5.97
Tax Legislation discrete items	12	0.07	781	4.67
Other discrete tax items	(26)	(0.16)	—	—
Other non-tax provision Tax Legislation impacts (1)	27	0.17	(4)	(0.02)
Net income and diluted EPS attributable to Cummins Inc. excluding Tax Legislation and other discrete tax items	$2,154	$13.23	$1,776	$10.62
_____________________________________________________
(1) Includes the impact of Tax Legislation on equity income from investees and non-controlling interests.

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2018
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$815	$920	$958	$959	$3,652
Medium-duty truck and bus	692	777	699	687	2,855
Light-duty automotive	402	444	517	456	1,819
Off-highway	537	555	552	596	2,240
Total sales	$2,446	$2,696	$2,726	$2,698	$10,566

2017
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$620	$714	$776	$730	$2,840
Medium-duty truck and bus	544	701	625	643	2,513
Light-duty automotive	423	429	452	423	1,727
Off-highway	436	463	483	491	1,873
Total sales	$2,023	$2,307	$2,336	$2,287	$8,953
Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2018
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	26,600	32,000	34,600	35,300	128,500
Medium-duty	74,000	83,500	76,000	77,600	311,100
Light-duty	61,900	68,500	76,800	66,200	273,400
Total units	162,500	184,000	187,400	179,100	713,000

2017
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	19,200	24,100	28,100	24,500	95,900
Medium-duty	60,300	71,600	68,500	67,700	268,100
Light-duty	63,100	65,600	66,300	62,500	257,500
Total units	142,600	161,300	162,900	154,700	621,500

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2018
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$808	$817	$800	$809	$3,234
Engines	367	461	400	406	1,634
Service	352	370	372	380	1,474
Power generation	326	346	359	455	1,486
Total sales	$1,853	$1,994	$1,931	$2,050	$7,828

2017
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$745	$759	$768	$768	$3,040
Engines	275	314	342	438	1,369
Service	319	320	326	347	1,312
Power generation	306	329	317	385	1,337
Total sales	$1,645	$1,722	$1,753	$1,938	$7,058
Component Segment Sales by Product Line
Sales for our Components segment by product line were as follows:

2018
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$775	$841	$769	$792	$3,177
Turbo technologies	340	355	317	331	1,343
Filtration	320	324	308	313	1,265
Electronics and fuel systems	201	226	210	201	838
Automated transmissions	117	141	150	135	543
Total sales	$1,753	$1,887	$1,754	$1,772	$7,166

2017
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$616	$674	$696	$689	$2,675
Turbo technologies	287	307	297	288	1,179
Filtration	277	291	287	298	1,153
Electronics and fuel systems	164	182	184	188	718
Automated transmissions	—	—	69	95	164
Total sales	$1,344	$1,454	$1,533	$1,558	$5,889

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line
Sales for our Power Systems segment by product line were as follows:

2018
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$571	$666	$636	$713	$2,586
Industrial	414	483	380	386	1,663
Generator technologies	89	97	91	100	377
Total sales	$1,074	$1,246	$1,107	$1,199	$4,626

2017
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$526	$570	$580	$629	$2,305
Industrial	275	353	385	386	1,399
Generator technologies	81	94	91	88	354
Total sales	$882	$1,017	$1,056	$1,103	$4,058
High-horsepower unit shipments by engine classification were as follows:

2018
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	2,400	2,300	9,100
Industrial	1,700	2,100	1,900	1,900	7,600
Total units	3,800	4,400	4,300	4,200	16,700

2017
Units	Q1	Q2	Q3	Q4	YTD
Power generation	1,900	2,100	2,200	2,000	8,200
Industrial	1,300	1,700	1,600	1,800	6,400
Total units	3,200	3,800	3,800	3,800	14,600